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                                                                    EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 2 to this Registration Statement of Suburban Lodges of America, Inc. on Form S-3 of our report dated February 21, 1997 (February 28, 1997 as to Note 13), appearing in the Annual Report on Form 10-K of Suburban Lodges of America, Inc. for the year ended December 31, 1996 and our report on the combined financial statement schedule of real estate owned and accumulated depreciation of Suburban Lodges of America, Inc. dated March 17, 1996 (May 29, 1996 as to Notes 1 and 11) appearing in the Suburban Lodges of America, Inc. Rule 424(b) Prospectus dated November 20, 1996, and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Atlanta, Georgia
October 8, 1997



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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 2 to this Registration Statement of Suburban Lodges of America, Inc. on Form S-3 of our report on the financial statements of Gulf Coast Associates Ltd. d/b/a Suburban Lodge of Forest Park dated March 26, 1996 (May 29, 1996 as to Note 8) appearing in the Suburban Lodges of America, Inc. Rule 424(b) Prospectus dated November 20, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Atlanta, Georgia
October 8, 1997